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     As filed with the Securities and Exchange Commission on August 4, 1997

                             Registration No: 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           Educational Medical, Inc.
                           -------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                                                   65-0038445
   --------------------------------                       -------------------
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification No.)


   1327 Northmeadow Parkway, Suite 132, Roswell, Georgia         30076
   -----------------------------------------------------  -------------------
   (Address of Principal Executive Offices)                   (Zip Code)




                      1996 Performance Incentive Plan and
                    Non-Employee Director Stock Option Plan
                    ---------------------------------------
                            (Full title of the Plan)


                           Gary D. Kerber, President
                           Educational Medical, Inc.
                      1327 Northmeadow Parkway, Suite 132
                             Roswell, Georgia 30076
                             ----------------------
                    Name and address for agent for service)

                                 (770)-475-9930
                                 --------------
         (Telephone number, including area code, for agent for service)

                                   Copies to:

                             Morris C. Brown, Esq.
             Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                 777 South Flagler Drive, Suite 310-East Tower
                         West Palm Beach, Florida 33401
                                 (561)-650-7928



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

                        CALCULATION OF REGISTRATION FEE


                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES   AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED     REGISTERED(1)           SHARE(2)(3)           PRICE(2)(3)           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01               153,334               $ 2.40(2)          $   368,001.60(2)         $   111.52
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01               175,000               $ 3.60(2)          $   630,000.00(2)         $   190.91
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01                33,333               $ 4.00(2)          $   133,332.00(2)         $    40.41
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01                37,833               $ 8.50(2)          $   321,580.50(2)         $    97.45
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01               335,000               $10.00(2)          $ 3,350,000.00(2)         $ 1,015.16
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01                30,500               $11.50(2)          $   350,750.00(2)         $   106.29
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01               196,666               $ 7.06(3)          $ 1,388,461.96(3)         $   420.74
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01               100,000               $10.00(2)          $ 1,000,000.00(2)         $   303.03
--------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01               100,000               $ 7.06(3)          $   706,000.00(3)         $   213.93
--------------------------------------------------------------------------------------------------------
TOTAL:                 1,161,666                  NA              $ 8,248,126.06            $ 2,499.44
--------------------------------------------------------------------------------------------------------

(1) The number of shares stated is the aggregate number of shares of Common Stock to be issued upon the exercise of options granted or to be granted under the 1996 Performance Incentive Plan (600,000), the Non-Employee Director Stock Option Plan (200,000), and individual outstanding options granted by the Company pursuant to individual employee benefit plans which options were exchanged for options under the 1996 Performance Incentive Plan subsequent to its adoption (361,666).

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the total registration fee. Computation based upon the exercise price of options to purchase common stock.

(3) Estimated in accordance with Rule 457(c) under the Act solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on July 29, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein and shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

          PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     1. The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), File Number 000-21567, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed with the Commission on June 30, 1997;

      (b) The Company's Proxy Statement on Schedule 14a dated July 29, 1997, filed with the Commission July 30, 1997; and

      (c) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A/A filed with the Commission on October 18, 1996.

     2. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby will be passed upon for the Company by the law firm of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, PA., the Company's general counsel. Morris C. Brown, a shareholder of the firm, is the Secretary for the Company and owns options to purchase 8,333 shares of Common Stock.


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



ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of Section 174 of the Delaware General Corporation Law; or (iv) transactions from which directors derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Sixth of the registrant's Restated Certificate of Incorporation provides that "a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General
Corporation Law, as so amended."   Any repeal or modification of this provision
by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The Company granted certain of its employees, consultants, advisors and directors options under the Plans pursuant to the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof.

ITEM 8. EXHIBITS.

      4.1 1996 Performance Incentive Plan (incorporated by reference from Exhibit 10.53 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on August 8, 1996).
      4.2* Form of Incentive Stock Option Agreement.
      4.3 Non-Employee Director Stock Option Plan (incorporated by reference from Exhibit 10.54 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on August 8, 1996).
      4.4* Form of Non-Employee Director Stock Option Agreement.
      4.5* Form of Non-Qualified Stock Option Agreement covering options not granted under either the 1996 Performance Incentive Plan or the Non-Employee Director Stock Option Plan.
      5.1* Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. 23.1* Consent of Ernst & Young LLP.
     23.2* Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel,
           P.A. (contained in Exhibit 5.1).
     23.3* Consent of Winther, Stave & Co., L.L.P.

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



     24.1* Powers of Attorney (included in the signature page of this Registration Statement).

*Filed with this Registration Statement.


ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on this 4th day of August 1997.

                                        EDUCATIONAL MEDICAL, INC. (Registrant)


                                        By: /s/ Gary D. Kerber
                                            ------------------------------------
                                            Gary D. Kerber
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GARY D. KERBER his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


     SIGNATURE                    TITLE                                DATE
     /s/ Gary D. Kerber           President, Chief Executive Officer,  August 4, 1997
     --------------------------   and Chairman of the Board
     Gary D. Kerber               (Principal Executive Officer)


     /s/ Vince Pisano             Vice President and Chief             August 4, 1997
     --------------------------   Financial Officer
     Vince Pisano

     /s/ Robert J. Cresci         Director                             August 4, 1997
     --------------------------
     Robert J. Cresci

     /s/ Carl S. Hutman           Director                             August 4, 1997
     --------------------------
     Carl S. Hutman

     /s/ W. Patrick Ortale, III   Director                             August 4, 1997
     --------------------------
     W. Patrick Ortale, III


     /s/ Richard E. Kroon         Director                             August 4, 1997
     --------------------------
     Richard E. Kroon



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